Exhibit 5.5

[Letterhead of Fennemore Craig, P.C.]

January 13, 2012

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, FL 33607

Walter Investment Management Corp.

Universal Shelf Registration

Ladies and Gentlemen:

We have acted as special Nevada counsel to Green Tree Insurance Agency of Nevada, Inc., a Nevada corporation (the “Nevada Guarantor”), for the purpose of providing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by (i) Walter Investment Management Corp., a Maryland corporation (the “Company”), and (ii) each of the guarantors identified in the Registration Statement, including without limitation, the Nevada Guarantor (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to one or more primary or secondary public offerings (“Offerings”), from time to time, by the Company in an amount not to exceed in the aggregate $1.5 billion, of any of the following securities (each, a “Security and, collectively, the “Securities”): (i) common stock of the Company, par value $0.01 per share (“Common Stock”); (ii) preferred stock of the Company, par value $0.01 per share (“Preferred Stock”); (iii) debt securities issued by the Company (“Debt Securities”); (iii) guarantees of Debt Securities by the Subsidiary Guarantors (each a “Guarantee” and, collectively, “Guarantees”); (iv) depositary shares (the “Depositary Shares”); (v) stock purchase contracts; (vi) warrants to purchase Debt Securities, Depositary Shares, Common Stock or Preferred Stock; or (vii) units consisting of one or more of the foregoing Securities.

The Securities are being offered and sold as described in the prospectus contained in the Registration Statement (the “Prospectus”), and any supplements thereto (the “Prospectus Supplements”). In addition, the Debt Securities, which may consist of senior unsubordinated debt securities, senior subordinated debt securities, and/or subordinated debt securities, are being offered or sold pursuant to, as applicable, (i) that certain Senior Indenture, dated as of January 13, 2012 (the “Senior Indenture”), among the Company, as Issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as may be guaranteed by one or more of the Subsidiary Guarantors pursuant to a Guarantee, and (ii) that certain Subordinated Indenture, dated as of January 13, 2012 (the “Subordinated Indenture,” together with the Senior Indenture, the “Indentures”), among the Company, as Issuer, and the Trustee, as Trustee, as may be guaranteed by one or more of the Subsidiary Guarantors pursuant to a Guarantee.

This opinion is being furnished in accordance with the requirements of Item 16 of Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Nevada Guarantor, certificates of corporate officers of the Nevada Guarantor and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Articles of Incorporation and Bylaws of the Nevada Guarantor, each as amended through the date hereof, (ii) a certificate of existence with status in good standing issued by the Secretary of State of the State of Nevada on January 13, 2012, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the State of Nevada and in good standing (the “Good Standing Certificate”), (iii) the Registration Statement, (iv) the Prospectus, and (v) the Indentures.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Nevada Guarantor), (vi) all corporate records made available to us by the Nevada Guarantor are accurate and complete, (vii) that there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Nevada Guarantor that might delay, prevent, hinder or impair in any way the Nevada Guarantor’s ability to enter into and fully perform the Nevada Guarantor’s commitments, (viii) that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws and that the Indentures will have been qualified under the Trust Indenture Act of 1939, as amended, (ix) that the Indentures have been duly executed and delivered by the parties thereto, and (x) that any definitive purchase, underwriting or similar agreement with respect to any Debt Securities to which the Guarantees relate or with respect to any warrants to purchase any Debt Securities to which the Guarantees relate will have been duly authorized and validly executed and delivered by the Nevada Guarantor and the other parties thereto.

As to questions of fact material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Nevada Guarantor and others, and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the State of Nevada. Our opinions herein address only those matters as to which you may have requested our opinion and we disclaim any obligation to provide an opinion on any other matter

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. Based solely on the Good Standing Certificate, the Nevada Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada.

2. With respect to the Guarantees, when (i) the Nevada Guarantor has taken all necessary corporate action to approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) any applicable supplemental indenture with respect to the Guarantees has been duly executed and delivered by the parties thereto, and (iv) the Guarantees have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any prospectus supplements relating to the Guarantees, the Guarantees will be duly authorized, executed and delivered by the Nevada Guarantor.

We hereby consent to (i) the filing of this opinion with the Commission as an exhibit to the Company’s Registration Statement, (ii) the incorporation by reference of this opinion into the

Registration Statement and (iii) the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder. Simpson Thacher & Bartlett LLP, counsel to the Company and the Nevada Guarantor, may rely upon this opinion with respect to matters set forth herein that are governed by Nevada law for purposes of its opinion in connection with the Securities.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Nevada Guarantor or the Securities.

Very truly yours,

/s/ Fennemore Craig, P.C.